UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  June 7, 2012

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 1000 Freehold, NJ	07728
(Address of Principal Executive Offices)	(Zip Code)

Registrant ’ s telephone number, including area code: (646) 961-4459

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2012, Sherman Lazrus, resigned as a member of our Board of Directors.  His resignation was the result of disagreement over policy and operational matters.

On June 7, 2012, the Board of Directors approved the appointment of Douglas K. Beplate as the Chief Operating Officer of the Epic Wound Care, Inc., the Company’s principal operating subsidiary. Mr. Beplate was formerly President and Director and co-founder of Emergency Filtration Products Inc., a public company focused on the health and wellness-related markets. His duties included overseeing manufacturing, distribution and sales as well as product design, research and development.  Mr. Beplate was also the founder and former director of Applied Nanoscience, Inc., also a public company whose focus was on technology for the health related market.. Mr.Beplate is also an inventor having numerous patents and entrepreneur having founded  the above two companies as well as Kinder Tot, Inc..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2012	UNITED HEALTH PRODUCTS, INC.

By:	/s/ Dr. Phillip Forman

Dr. Phillip Forman
Chief Executive Officer and President

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